EXHIBIT 5.1

EXHIBIT 5.1

Registration No. 333-197434

Tel Aviv, June 18, 2015

Our file: 206073/19

SuperCom Ltd.

1 Arie Shenkar Street

Hertzliya Pituach 4672514

Israel

Re: Underwritten Public Offering.

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form F-3 (File No. 333-197434) (including all amendments thereto, the “Registration Statement”) filed by SuperCom Ltd., a company organized under the laws of the State of Israel, (the “Registrant” or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, 1933 (the "Act") and declared effective on July 25, 2014. We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") dated June 18, 2015 relating to the offering by the Company of 2,415,000 Ordinary Share , par value NIS0.25 of the Company, including 315,000 Ordinary Shares for which the underwriters in the offering have been granted an overallotment option (the " Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement.

We have acted as the Company's counsel in connection with the Prospectus Supplement. In such capacity we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of this opinion, including, without limitation, the Registration Statement, the Prospectus Supplement, the Underwriting Agreement dated June 18, 2015, between the Company and Cowen and Company, LLC, as Representative of the several underwriters, (the "Underwriting Agreement"), the Company's Memorandum and Articles of Association, as amended as well as certain resolutions of the Board of Directors of the Company. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied upon statements an representations of officers and other representatives of the Company.

David Malkoff

Asher Rabinowitz

Sarit Molcho *

Itamar Anaby

Doron Schweppe

Lily Doron

Amir Cohen-Dor

Michael Safran

Tal Enat-Ben Arieh

Hadar Tal

Ifat Minzer-Koll

Gil Hagay

Gavriel Disegni

Nira Cory

Yaniv Kleinblatt

Oded Rehan

Dr. Tal Tirosh *

Arnon Mainfeld *

Keren Fischer Gutterman

Orit Shaked-Shenkman

Yoad Perets

Aviva Zigmond

Terry Almozlino-Arnon

Merav Gilboa

Michal Raveh (CPA)

Einat Wiener

Margalit Apelbaum (CPA)

Efrat Siboni

Hagar Talmor

Roeen Mardan

Maoz Roth

Maya Shlomi

Ofri Maskit

Amit Yinon

Roiy Cohen

Ben Gilad

Assaf Cohen

Tali Bismut-Katz

Naor Cohen

Netta Zur-Peleg

Sharon Haber-Osinsky

Keren Waidberg

Tsahy Alon

Gil Herman

Amnon Sharon

Amos Oseasohn

Natan Hoffman

Shoshi Genzer

Nitzan Nishlis

Yonatan Fridman

Adi Salem

Hadar Arbel

Shiran Mizrahi Vilbach

Natalie Lorberboym

Doron Woittiz

Ravit Halevy-barzilai

Ariel Shachar

Uri Yanovski - Of Counsel

Amiram Safran - Of Counsel

Solly Friedman

(1913-2009) - Founder

*      Also a member of the New York Bar

**    Also a member of the Nevada Bar & California Bar

Tel-Aviv Office: 2 Weizmann St. P.O.B. 33123 Tel-Aviv 6133101, Israel Tel.: 972-3-6931931 Fax: 972-3-6931930 tel-aviv@friedman.co.il	Haifa Office: 9 Andrei Sakharov St. P.O.B. 15065 Haifa 3508409, Israel Tel.: 972-4-8546666 Fax: 972-4-8546677 haifa@friedman.co.il	www.friedman.co.il

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth herein, and we render no opinion, whether by implication or otherwise, as to any other matters.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefore as stated in the Prospectus Supplement and the Underwriting Agreement, shall be validly issued fully paid and non-assessable.

This opinion is being rendered solely for the benefit of the Registrant in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without my prior written consent. In giving this opinion, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my name under the headings “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ S. Friedman & Co.

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